                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               ARDEN REALTY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                               ARDEN REALTY, INC.

                            11601 Wilshire Boulevard
                                  Fourth Floor
[ARDEN LOGO]                 Los Angeles, CA 90025

                                                                  April 14, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 annual meeting of stockholders of Arden Realty, Inc. to be held on May 18, 1999, at 10:00 a.m., local time, at the Sheraton Miramar Hotel at 101 Wilshire Boulevard, Santa Monica, California 90401.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follows. Also included is a Proxy Card and postage paid return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                          Sincerely,

                                          /s/ RICHARD S. ZIMAN
                                          Richard S. Ziman
                                          Chairman of the Board and
                                          Chief Executive Officer

                               ARDEN REALTY, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999

                            ------------------------

To the stockholders of Arden Realty, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Arden Realty, Inc., a Maryland corporation, will be held at the Sheraton Miramar Hotel located at 101 Wilshire Boulevard, Santa Monica, California 90401 on May 18, 1999, at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve until the annual meeting of stockholders in the year 2002 and until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Directors has fixed the close of business on March 31, 1999 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                          By Order of the Board of Directors,

                                          /s/ DIANA M. LAING
                                          Diana M. Laing
                                          Executive Vice President,
                                          Chief Financial Officer
                                          and Secretary

April 14, 1999
Los Angeles, California

                               ARDEN REALTY, INC.
                            11601 WILSHIRE BOULEVARD
                                  FOURTH FLOOR
                             LOS ANGELES, CA 90025
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1999
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Arden Realty, Inc., a Maryland corporation, of proxies from the holders of the Company's issued and outstanding common shares of stock, $.01 par value per share (the "Common Shares"), to be exercised at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 18, 1999 at the Sheraton Miramar Hotel located at 101 Wilshire Boulevard, Santa Monica, California 90401 at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The terms "Arden Realty", "us", "we" and "our" as used in this statement refer to Arden Realty, Inc.

     This Proxy Statement and enclosed form of proxy are first being mailed to our stockholders on or about April 14, 1999.

     At the Annual Meeting, our stockholders will be asked to consider and vote upon the following proposals (the "Proposals"):

     1. The election of two directors to serve until the annual meeting of stockholders to be held in the year 2002 and until their successors are duly elected and qualified, and

     2. Such other business as may properly come before the Annual Meeting.

     Only the holders of record of our Common Shares at the close of business on March 31, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 62,407,737 Common Shares were outstanding. A majority of the Common Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will count toward the presence of a quorum.

     In order to be elected as a director, a nominee must receive a plurality of all votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote on the Proposal regarding the election of director nominees.

     The Common Shares represented by all properly executed proxies returned to us will be voted at the Annual Meeting as indicated or, if no instruction is given, FOR the nominees for director. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. We do not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of Arden Realty a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, THAT INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ARDEN REALTY SINCE THE DATE HEREOF.
                            ------------------------

              The date of this proxy statement is April 14, 1999.

                               EXECUTIVE OFFICERS

     The following is a biographical summary of the experience of our executive and senior officers.

     RICHARD S. ZIMAN. Mr. Ziman, 56, is a founder of Arden Realty and has served as our Chairman of the Board and Chief Executive Officer and as a Director since our formation. Mr. Ziman has been involved in the real estate industry for over 25 years. In 1990, Mr. Ziman formed Arden Realty Group, Inc., a California corporation (currently known as "Namiz") and served as its Chairman of the Board and Chief Executive Officer from its inception until the formation of Arden Realty. In 1979 he co-founded Pacific Financial Group, a diversified real estate investment and development firm headquartered in Beverly Hills, of which he was the Managing General Partner. Mr. Ziman received his Bachelor's Degree and his Juris Doctor Degree from the University of Southern California and practiced law as a partner of the law firm of Loeb & Loeb from 1971 to 1980, specializing in transactional and financing aspects of real estate.

     VICTOR J. COLEMAN. Mr. Coleman, 37, is a founder of Arden Realty and has served as our President and Chief Operating Officer and as a Director since our formation. Mr. Coleman was the President, Chief Operating Officer and cofounder of Namiz from 1990 to 1996. From 1987 to 1989, Mr. Coleman was Vice President of Los Angeles Realty Services, Inc. and earlier in his career from 1985 to 1987 was Director of Marketing/Investment Advisor of Development Systems International and an associate at Drexel Burnham Lambert specializing in private placements with institutional and individual investors. Mr. Coleman received his Bachelor's Degree from the University of California at Berkeley and received his Master of Business Administration Degree from Golden Gate University.

     DIANA M. LAING. Ms. Laing, 44, has served as our Chief Financial Officer since August 1996 and as our Secretary since February 1997. Prior to joining Arden Realty, Ms. Laing served, from 1985 to 1996, as Executive Vice President and Chief Financial Officer of South West Property Trust, Inc., a publicly traded apartment properties real estate investment trust, and its predecessor Southwest Realty, Ltd. Ms. Laing also served from 1982 to 1985 as Controller, Treasurer and Vice President -- Finance of Southwest Realty, Ltd. From 1981 to 1982, Ms. Laing was Controller of Crawford Energy, Inc. and she served as a member of the audit staff of Arthur Andersen & Company from 1978 to 1981. Ms. Laing is a Certified Public Accountant and a member of the American Institute of CPAs and the Texas Society of Public Accountants. Ms. Laing received her Bachelor of Science Degree in Accounting from Oklahoma State University.

     ANDREW J. SOBEL. Mr. Sobel, 39, served as our Executive Vice President and Director of Leasing from our formation through July 1997 and has served as our Executive Vice President, Director of Property Operations since August 1997. Mr. Sobel served as Director of Leasing for Namiz from 1992 to 1996. Mr. Sobel is an attorney admitted to the State Bar of California in 1985 with 11 years experience in the practice of real estate law. From 1990 to 1992, Mr. Sobel was a sole practitioner. From 1987 to 1990 he was an attorney with the law firm of Pircher, Nichols & Meeks specializing in all aspects of its real estate transactional practice including acquisitions, leasings and financings. Mr. Sobel received his Bachelor's Degree from State University of New York at Oswego and his Juris Doctor Degree from the University of California, Berkeley (Boalt
Hall).

     JEFFREY A. BERGER. Mr. Berger, 36, has served as our Senior Vice
President -- Acquisitions since October 1997. Prior to joining Arden Realty, Mr. Berger served as Vice President and Director of Berger Realty Group, a privately held real estate company in Chicago, Illinois. Berger Realty Group managed and leased approximately 1,000 apartments, and over two million rentable square feet of office, retail, and R&D/industrial properties. Mr. Berger was responsible for all acquisitions and finance and for managing a staff of 75 people. Prior to joining Berger Realty Group, Mr. Berger served as Assistant Vice President of Real Estate Acquisitions for Heitman Financial. Mr. Berger received his Bachelor of Science Degree in Communication Studies from Northwestern University.

     DANIEL S. BOTHE. Mr. Bothe, 33, served as our Vice President -- Finance from December 1996 to December 1997 and has served as our Senior Vice
President -- Finance since January 1998. From 1993 to 1996, Mr. Bothe was a management consultant with the E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP. From 1988 to 1991, Mr. Bothe served as a member of the audit staff of KPMG Peat

Marwick LLP specializing in real estate. Mr. Bothe is a Certified Public Accountant in the State of California and a member of the America Institute of CPAs. Mr. Bothe received his Bachelor of Science Degree in Accounting from San Diego State University and his Master of Business Administration Degree from the University of Southern California.

     RICHARD S. DAVIS. Mr. Davis, 40, served as our Chief Accounting Officer since January 1998 and has served as our Senior Vice President -- Chief Accounting Officer since December 1998. From 1996 to 1997, Mr. Davis was with Catellus Development Corporation where he was responsible for accounting and finance for the asset management and development divisions. From 1985 to 1996, Mr. Davis served as a member of the audit staff of both KPMG Peat Marwick LLP and Price Waterhouse LLP, specializing in real estate. Mr. Davis is a Certified Public Accountant in the states of California and Missouri and a member of the American Institute of CPAs. Mr. Davis received his Bachelor of Science Degree in Accounting from the University of Missouri at Kansas City.

     RANDY J. NOBLITT. Mr. Noblitt, 42, has served as our Senior Vice
President -- Property Management since November 1997. From 1995 to 1997, Mr. Noblitt established a management consulting practice serving the real estate industry. From 1993 to 1995, Mr. Noblitt served as Senior Vice President of Tishman West in charge of the Southern California operations. In 1992 and 1993, Mr. Noblitt served as Senior Portfolio Manager and Director of Management Services for Cushman & Wakefield in Southern California. Mr. Noblitt's career includes extensive experience in asset management, leasing and development of all commercial property types. Mr. Noblitt received his Bachelor of Science Degree in Business Administration from California State University, Northridge.

     ROBERT C. PEDDICORD. Mr. Peddicord, 37, served as our Vice
President -- Leasing from December 1996 to September 1997 and has served as our Senior Vice President -- Leasing since October 1997. From 1987 to 1996, Mr. Peddicord was a Managing Director in the West Los Angeles office of Julien J. Studley, representing landlords and tenants in the leasing of office space. From 1984 to 1986, Mr. Peddicord served as a branch Vice President for Great Western Financial Corporation. Mr. Peddicord received his Bachelor's Degree in Economics from the University of California at Los Angeles.

     HERBERT L. PORTER. Mr. Porter, 60, has served as our Senior Vice
President -- Construction and Development since our formation. Mr. Porter served as Director of Construction and Capital Improvements for Namiz from 1993 to 1996. From 1973 to 1992, Mr. Porter was a partner/owner in his own real estate development and property management company specializing in medium to high-rise commercial office buildings. Mr. Porter's over 25 years in commercial office development include planning, financing, acquisition, entitlements and approvals, design, construction, marketing, leasing, tenant improvements and outright sale. Mr. Porter received his Bachelor's Degree from the University of Southern California.

     BRIGITTA B. TROY. Ms. Troy has served as our Senior Vice
President -- Acquisitions since our formation. Ms. Troy served as Director of Acquisitions for Namiz from 1993 to 1996 and Pacific Financial Group from 1982 to 1989. During the period from 1989 to 1993, she was principal of Esquire Investment Partners, a real estate advisory firm. A graduate of Radcliffe College, Ms. Troy received her Juris Doctor Degree from the University of Southern California Law School and a Master of Business Administration from the UCLA Graduate School of Management. Ms. Troy is also a member of the State Bar of California.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation we paid for services rendered during the fiscal years ended December 31, 1998 and 1997 and for the period from our inception as a public company, (October 9, 1996) through December 31, 1996 to our Chief Executive Officer and to our four other most highly compensated executive officers (the "Named Executive Officers"). Prior to our inception as a public company, we did not pay any compensation to our officers.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                  ANNUAL COMPENSATION                COMPENSATION
                                      -------------------------------------------    ------------    RESTRICTED
                                                                  OTHER ANNUAL         OPTIONS         STOCK        STOCK
       NAME AND TITLE         YEAR    SALARY($)    BONUS($)    COMPENSATION($)(1)     GRANTED(#)      AWARD($)     BONUS(#)
----------------------------  ----    ---------    --------    ------------------    ------------    ----------    --------
Richard S. Ziman............  1998    $330,000     $247,500          $9,600            422,000           --            --
  Chairman of the Board,      1997     300,000      228,000           9,600            211,000           --            --
  Chief Executive Officer     1996      75,000           --           2,400            400,000           --            --
  and Director

Victor J. Coleman...........  1998     275,000      206,250           7,800            280,000           --            --
  President, Chief Operating  1997     250,000      162,500           7,800            140,000           --            --
  Officer and Director        1996      62,500           --           1,950            250,000           --            --

Diana M. Laing..............  1998     214,500      160,875           6,000            200,000           --(2)         --
  Executive Vice President,   1997     195,000      114,500           6,000             60,000           --            --
  Chief Financial Officer     1996      48,750           --           1,500             50,000           --            --
  and Secretary

Andrew J. Sobel.............  1998     187,500      140,625              --            200,000           --(2)         --
  Executive Vice President    1997     150,000       87,500              --             45,000           --            --
  and Director of Property    1996      31,250        7,750              --             40,000           --         3,750(3)
  Operations

Robert C. Peddicord.........  1998     112,300      127,600              --             70,000           --            --
  Senior Vice President --    1997     106,250       68,750              --                 --           --            --
  Leasing                     1996      11,600        6,400              --             10,000           --            --

---------------
(1) Represents an annual auto allowance.

(2) In August 1998, we issued 42,553 shares of our Common Stock, through the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership to this executive. These shares are encumbered by a promissory note (the "Note") in the amount of $1.0 million. The Note is recourse and secured by the shares of Common Stock issued, bears interest at 6% per annum with all accrued interest and principal due on August 14, 2004. Provided that the executive is still employed by Arden Realty, the outstanding principal amount of the Note will be forgiven as follows: (i) 8/14/01, $100,000; (ii) 8/14/02, $166,667; (iii) 8/14/03, $200,000; (iv)
    8/14/04, $200,000. Additionally, provided that the executive is still employed by Arden Realty, all accrued and unpaid interest and the outstanding principal amount of the Note will be forgiven upon a change in control (as defined) of Arden Realty or upon the death or disability of the executive.

(3) Represents the number of shares for a one-time Common Stock Bonus in 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table presents information relating to options granted to purchase Common Shares to the Named Executive Officers during 1998.

                                         INDIVIDUAL GRANTS (1)
                          ----------------------------------------------------     POTENTIAL REALIZABLE
                           NUMBER OF                                                     VALUE AT
                            COMMON       PERCENT OF                              ASSUMED ANNUAL RATES OF
                            SHARES      TOTAL OPTIONS                            SHARE PRICE APPRECIATION
                          UNDERLYING     GRANTED TO     EXERCISE                    FOR OPTION TERM(2)
                            OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   ------------------------
          NAME            GRANTED(#)     FISCAL YEAR      SHARE        DATE          5%           10%
          ----            -----------   -------------   ---------   ----------   ----------   -----------
Richard S. Ziman........    422,000        25.78%        $25.94      7/22/08     $6,884,000   $17,446,000
Victor J. Coleman.......    280,000        17.10%         25.94      7/22/08      4,568,000    11,576,000
Diana M. Laing..........    200,000        12.22%         25.94      7/22/08      3,263,000     8,268,000
Andrew J. Sobel.........    200,000        12.22%         25.94      7/22/08      3,263,000     8,268,000
Robert C. Peddicord.....     10,000          .61%         28.56      2/27/08        157,000       388,000
                             60,000         3.67%         25.94      7/22/08        979,000     2,481,000

---------------
(1) The options granted to Messrs. Ziman, Coleman, Sobel and Ms. Laing become exercisable in two equal installments beginning on the first anniversary of the date of grant. The options granted to Mr. Peddicord become exercisable in three equal installments beginning on the first anniversary of the date of grant. All options granted in 1998 have a term of ten years subject to earlier termination in certain events related to termination of employment. The option exercise price for all options granted in 1998 is equal to the fair market value of outstanding Common Shares on the date of grant.

(2) Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and our financial performance. No assurances can be given that these appreciation rates will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1998.

                                                                  NUMBER OF               VALUE OF UNEXERCISED
                                                            SECURITIES UNDERLYING             IN-THE-MONEY
                                                             UNEXERCISED OPTIONS               OPTIONS AT
                               SHARES                       AT DECEMBER 31, 1998          DECEMBER 31, 1998(1)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Richard S. Ziman...........       --            --         203,666        696,001      $3,092,000     $3,092,000
Victor J. Coleman..........       --            --         213,334        456,666       3,865,000      1,932,000
Diana M. Laing.............       --            --          53,333        256,667         773,000        387,000
Andrew J. Sobel............       --            --          41,667        243,333         618,000        309,000
Robert C. Peddicord........       --            --           6,666         73,334              --             --

---------------
(1) Based on the December 31, 1998 closing price of $23.19 per Common Share, as reported by the New York Stock Exchange.

EMPLOYMENT AGREEMENTS

     In October 1996, we entered into employment agreements with both Messrs. Ziman and Coleman which were amended and restated in August 1998. The employment agreements of Messrs. Ziman and Coleman have an initial term of three years and are subject to automatic one-year extensions following the expiration of the initial term. For the first year of the term, the employment agreements of Messrs. Ziman and Coleman provide for an initial annual base compensation in the amounts set forth in the Executive Compensation table with the amount of an initial bonus for such year determined by the Compensation Committee as set forth in the Executive Compensation Table. For subsequent years, both the amount of base compensation and any bonus will be determined by the Compensation Committee.

     We entered into an employment agreement with Ms. Laing effective August 1, 1996 which had an initial term of one year and was subject to automatic one-year extensions following the expiration of the initial term. On August 1, 1997, Ms. Laing's employment agreement was extended for a one year term. Ms. Laing's initial employment agreement provided for an initial annual base compensation in the amount set forth in the Executive Compensation table and entitled her to an initial cash bonus in an amount determined by the Compensation Committee but not to exceed 20% of her initial annual base compensation. On August 4, 1998, we amended and restated Ms. Laing's employment agreement for an initial three year term commencing on January 1, 1998 with automatic one-year extensions following the expiration of the initial term. For the first year of the amended and restated term, Ms. Laing's annual base compensation was as set forth in the Executive Compensation Table with the amount of an initial cash bonus for such year determined by the Compensation Committee as set forth in the Executive Compensation Table. For subsequent years, both the amount of Ms. Laing's base compensation and any bonus will be determined by the Compensation Committee.

     In October 1996, we entered into an employment agreement with Mr. Sobel which had an initial term of three years and was subject to automatic one-year extensions following the expiration of the initial term. In August 1998, we amended and restated Mr. Sobel's employment agreement for an initial three year term commencing on January 1, 1998 with automatic one-year extensions following the expiration of the initial term. Mr. Sobel's employment agreement provides for an initial annual base compensation in the amount set forth in the Executive Compensation table and entitles him to an initial cash bonus in an amount determined by the Compensation Committee as set forth in the Executive Compensation Table. For subsequent years, both the amount of Mr. Sobel's base compensation and any bonus will be determined by the Compensation Committee.

     In January 1999, we entered into an employment agreement with Mr. Peddicord which has a term of one year with an effective date of December 1, 1998. Mr. Peddicord's employment agreement provides for annual base compensation of $196,000 and any bonus to be determined by the Compensation Committee.

     The employment agreements of Messrs. Ziman, Coleman, Sobel, Peddicord and Ms. Laing entitle the executives to participate in our Stock Incentive Plan (each executive has been allocated the number of stock options set forth in the Executive Compensation table) and to receive certain other insurance and pension benefits. In addition, in the event of a termination by Arden Realty without "cause," a termination by the executive for "good reason," or a termination pursuant to a "change in control" of Arden Realty (as such terms are defined in the respective employment agreements), the terminated executive will be entitled to (i) a single severance payment (the "Severance Amount") and (ii) continued receipt of certain benefits including medical insurance, life and disability insurance and participation in all pension, 401(k) and other employee plans and benefits we have established for our executive employees for a specified period of time following the date of termination (collectively, the "Severance Benefits"). The Severance Amount for Messrs. Ziman, Coleman, Sobel and Ms. Laing is equal to the sum of three times the executive's average annual base compensation for the preceding 36 months and three times the highest annual bonus received in the preceding 36 month period. The Severance Amount for Mr. Peddicord is equal to the sum of one times his average annual base compensation for the preceding 24 month period and an amount equal to his most recent annual bonus. Receipt of the Severance Benefits shall continue for three years commencing on the date of termination in the case of Messrs. Ziman, Coleman, Sobel and Ms. Laing and for one year commencing on the date of termination in the case of Mr. Peddicord. In the event of a termination without cause, in addition to payment of the Severance Amount, for Messrs. Ziman, Coleman, Sobel, Peddicord and Ms. Laing, any unvested stock options will become fully vested as of the date of termination. In addition, if any of Messrs. Ziman's, Coleman's, Sobel's, Peddicord's or Ms. Laing's Severance Amounts or Benefits are parachute payments under the Internal Revenue Code, we have agreed to make additional payments to he or she to compensate for additional tax obligations.

     The employment agreements for Ms. Laing and Mr. Sobel entitle the executives to receive, through the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership, shares of our Common Stock equal in value to $1.0 million. Accordingly, on August 14, 1998, we issued 42,553 shares of our Common Stock to both Ms. Laing and Mr. Sobel in exchange for Promissory Notes (the "Notes") in the amount of $1.0 million each from Ms. Laing and Mr. Sobel.

     The Notes are recourse and secured by the shares of Common Stock issued to Ms. Laing and Mr. Sobel, bear interest at 6% per annum with all accrued interest and principal due on August 14, 2004. Provided that Ms. Laing and Mr. Sobel are still employed by Arden Realty, the outstanding principal amount of the Notes will be forgiven as follows:

                                                             AMOUNT
DATE                                                        FORGIVEN
----                                                        --------
8/14/01...................................................  $100,000
8/14/02...................................................   166,667
8/14/03...................................................   200,000
8/14/04...................................................   200,000
                                                            --------
                                                            $666,667
                                                            ========

     Additionally, provided that Ms. Laing and Mr. Sobel are still employed by Arden Realty, all accrued and unpaid interest and the outstanding principal amount of the Notes will be forgiven upon a change in control (as defined) of Arden Realty or upon the death or disability of Ms. Laing or Mr. Sobel.

     As part of the employment agreements, each of Messrs. Ziman, Coleman, Sobel and Ms. Laing are bound by a non-competition covenant with us which prohibits them from engaging in (i) the acquisition, renovation, management or leasing of any office properties in the Los Angeles, Orange and San Diego counties of Southern California and (ii) any active or passive investment in or reasonably relating to the acquisition, renovation, management or leasing of office properties in the Los Angeles, Orange and San Diego counties of Southern California for a period of one year following the date of such executive's termination, unless such termination was without cause.

                       PROPOSAL I: ELECTION OF DIRECTORS

     Pursuant to our charter (the "Charter"), we have seven directors, who are divided into three classes, as nearly equal in number as possible. The directors currently are divided into three classes, consisting of two members whose terms will expire at this Annual Meeting, three members whose terms will expire at the 2000 annual meeting of stockholders and two members whose terms will expire at the 2001 annual meeting of stockholders.

     Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, the nominees for election will be elected to hold office for a term of three years until the annual meeting of stockholders to be held in the year 2002, and until their respective successor is duly elected and qualified.

     EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES LISTED BELOW. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected.

     The information below relating to the nominees for election as director and for each of the other directors whose terms of office continue after the Annual Meeting has been furnished to us by the respective individuals.

NOMINEES FOR DIRECTOR

     RICHARD S. ZIMAN. Chairman of the Board, Chief Executive Officer and Director of Arden Realty. Biographical information regarding Mr. Ziman is set forth under "Executive Officers" in this Proxy Statement. If elected, Mr. Ziman's term as a Director will expire at the year 2002 annual meeting of stockholders.

     VICTOR J. COLEMAN. President, Chief Operating Officer and Director of Arden Realty. Biographical information regarding Mr. Coleman is set forth under "Executive Officers" in this Proxy Statement. If elected, Mr. Coleman's term as a Director will expire at the year 2002 annual meeting of stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The director will be elected by a favorable vote of a plurality of all votes cast at a meeting at which a quorum is present. For purposes of the election of the directors, abstentions will count toward calculation of a quorum but will not be counted as votes cast and will have no effect on the results of the vote. Unless instructed to the contrary, the shares represented by the proxies will be FOR the election of the nominees named above.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF RICHARD S. ZIMAN AND VICTOR J. COLEMAN TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2002 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

OTHER DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     Information concerning the other directors whose terms do not expire at the Annual Meeting is set forth below.

     CARL D. COVITZ. Mr. Covitz, 60, has served as a member of our Board of Directors since our formation as a public company in October 1996. For the past 19 years, Mr. Covitz has served as the owner and President of Landmark Capital, Inc., a national real estate development and investment company involved in the construction, financing, ownership and management of commercial, residential and warehouse properties. Mr. Covitz has also previously served, from 1990 to 1993, as Secretary of the Business, Transportation & Housing Agency of the State of California as well as Under Secretary and Chief Operating Officer of the U.S. Department of Housing and Urban Development from 1987 to 1989. Mr. Covitz is currently the Chairman of the Board of Directors of Century Housing Corporation and is the past Chairman of the Board of several organizations including the Federal Home Loan Bank of San Francisco and the Los Angeles City Housing Authority. Mr. Covitz received his Bachelor's Degree from the Wharton School at the University of Pennsylvania and his Master of Business Administration from the Columbia University Graduate School of Business. Mr. Covitz' term as Director is schedule to expire at the year 2000 annual meeting of stockholders.

     LARRY S. FLAX. Mr. Flax, 56, has served as a member of our Board of Directors since December 1996. Mr. Flax is Co-Founder and Co-Chairman of the Board of California Pizza Kitchen. Prior to becoming a restaurateur in 1985, Mr. Flax served in Los Angeles as Assistant U.S. Attorney from 1968 to 1972, Chief of Civil Rights from 1970 to 1971 and Assistant Chief of the Criminal Division for the United States Department of Justice from 1971 to 1972. Mr. Flax attended the University of Washington as an undergraduate and received his Juris Doctor from the University of Southern California Law School in 1967. Mr. Flax's term as a Director is scheduled to expire at the year 2000 annual meeting of stockholders.

     PETER S. GOLD. Mr. Gold, 73, has served as a member of our Board of Directors since July 1998. During a career that spanned more than 30 years at Price Pfister, Inc., Mr. Gold served as owner, President, Chairman and Chief Executive Officer. Price Pfister, Inc., is one of the largest faucet manufacturers in the world. Mr. Gold executed a leveraged buyout of Price Pfister, Inc. and eventually took that company public in 1987 before selling it in 1988. Mr. Gold remained in his position as a Chairman and Chief Executive Officer of Price Pfister, Inc. until his retirement in 1990. Mr. Gold is a Director Emeritus of Home Depot, Inc. and is currently a chairman and a member of the board of trustees of two private organizations. Mr. Gold attended the University of Southern California, received his Juris Doctor Degree from Southwestern University School of Law and received a Doctor of Humane Letters from Pitzer College. Mr. Gold's term as Director will expire at the year 2001 annual meeting of stockholders.

     STEVEN C. GOOD. Mr. Good, 56, has served as a member of our Board of Directors since our formation as a public company in October 1996. Mr. Good is the senior partner in the firm of Good Swartz & Berns, an accountancy corporation founded in 1993 which evolved from the firm of Block, Good and Gagerman, which he founded in 1976. Prior to 1976, Mr. Good was a partner first at Laventhol & Horwath, a national accounting firm, and later at Horowitz & Good. Mr. Good is a founder and past Chairman of CU Bancorp, where he directed the bank's operations from 1982 through 1989. For the past seven years he has been a member of the Board of Directors of Opto Sensors, Incorporated. Mr. Good received his Bachelor of Science in Business Administration from the University of California at Los Angeles and attended UCLA's Graduate School of Business. Mr. Good's term as Director will expire at the year 2001 annual meeting of stockholders.

     KENNETH B. ROATH. Mr. Roath, 63, has served as a member of our Board of Directors since our formation as a public company in October 1996. Mr. Roath is currently Chairman, President and Chief Executive Officer of Health Care Property Investors, Inc., a leader in the health care REIT industry. Mr. Roath is past Chairman of the National Association of Real Estate Investment Trusts ("NAREIT") and also serves as a member of the Board of Governors and Executive Committee of NAREIT. Mr. Roath is also a director of Franchise Finance Corporation of America. Mr. Roath received his Bachelor's Degree in accounting from San Diego State University. Mr. Roath's term as a Director is scheduled to expire at the year 2000 annual meeting of stockholders.

BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

     Our Board of Directors (the "Board") held ten meetings during our last full fiscal year. All Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board while they were on the Board and (ii) the total number of meetings of the committees of the Board on which such directors served.

BOARD COMMITTEES

     Our Board of Directors has an Audit Committee, an Executive Committee, a Compensation Committee, and an Acquisition Committee.

     Audit Committee. The Audit Committee consists of Mr. Good, its Chairman, and Mr. Covitz. The Audit Committee:

     - Makes recommendations concerning the engagement of independent public accountants.

     - Reviews the independence of our independent public accountants.

     - Approves other professional services provided by the independent public accountants.

     - Reviews the scope and results of the annual audit engagement with our independent public accountants.

     - Considers the range of audit and non-audit fees.

     - Reviews the adequacy of our internal accounting controls.

The Audit Committee met three times during 1998.

     Executive Committee. The Executive Committee consists of Mr. Ziman, its Chairman, and Mr. Coleman. Subject to our conflict of interest policies, the Executive Committee has authority to dispose of real property and the power to authorize on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to our debt financings (and, consistent with the Partnership Agreement of Arden Realty Limited Partnership (the "Operating Partnership"), to cause the Operating Partnership to take such actions). The Executive Committee did not meet during 1998.

     Compensation Committee. The Compensation Committee consists of Mr. Roath, its Chairman, and Messrs. Good and Gold. The function of the Compensation Committee is to:

     - Establish, review, modify, and adopt compensation plans and arrangements for Arden Realty.

     - Review, determine and establish the compensation (including bonuses) of our officers.

The Compensation Committee met three times during 1998.

     Acquisition Committee. The Acquisition Committee consists of Mr. Ziman, its Chairman, and Messrs. Coleman and Covitz. The Acquisition Committee has the authority to approve the acquisition of real property with purchase prices up to $20 million. Any acquisition greater in amount requires full Board approval. The Acquisition Committee met one time during 1998.

COMPENSATION OF DIRECTORS

     Each of our non-employee directors receives annual compensation of $18,000 for their services. In addition, each non-employee director receives $1,000 for each Board of Directors meeting attended. Each non-employee director attending any committee meetings receives an additional $1,000 for each committee meeting attended, unless the committee meeting is held on the day of a meeting of the Board of Directors. Each non-employee director is also reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers who are also our Directors are not paid any directors' fees. In addition, under our stock incentive plan, upon his initial appointment to the Board of Directors, each non-employee director is automatically granted options to purchase 10,000 Common Shares of our stock at the then current market price. These initial options vest during the directors' continued service at a rate of 2,500 Common Shares per year.

     On October 15, 1997, each non-employee director was granted options to purchase an additional 10,000 Common Shares at the closing stock price on such date ($32.25). On December 15, 1998, each non-employee director was granted options to purchase an additional 40,000 Common Shares at the closing stock price on such date ($22.50). These options vest during the directors' continued service over a three-year period, with one third of the options vesting on each anniversary of the grant date. The following table sets forth certain information concerning exercised and unexercised options held by non-employee directors at December 31, 1998.

                                               NUMBER OF COMMON SHARES
                                            UNDERLYING OPTIONS GRANTED(#)     EXERCISE
                                            -----------------------------       PRICE       EXPIRATION
NAME                                        EXERCISABLE     UNEXERCISABLE     PER SHARE        DATE
----                                        -----------     -------------     ---------     ----------
Carl D. Covitz............................     5,000            5,000          $20.00        10/04/06
                                               3,333            6,667           32.25        10/15/07
                                                  --           40,000           22.50        12/15/08
Larry S. Flax.............................     5,000            5,000           27.00         2/13/07
                                               3,333            6,667           32.25        10/15/07
                                                  --           40,000           22.50        12/15/08
Peter S. Gold.............................        --           10,000           25.94         7/22/08
                                                  --           40,000           22.50        12/15/08
Steven C. Good............................     5,000            5,000           20.00        10/04/06
                                               3,333            6,667           32.25        10/15/07
                                                  --           40,000           22.50        12/15/08
Kenneth B. Roath..........................     5,000            5,000           20.00        10/04/06
                                               3,333            6,667           32.25        10/15/07
                                                  --           40,000           22.50        12/15/08

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Compensation Committee interlocks and none of our employees participate on the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is composed of the three non-employee directors whose names appear at the end of this report, each has general review authority over compensation levels of all corporate officers and key management personnel, oversees benefit and compensation programs, and, from time to time, considers and recommends new programs to the Board.

     The Committee is responsible for reviewing the performance of, and recommending to the Board the compensation of Mr. Ziman, our Chairman of the Board and Chief Executive Officer. The Board has the final authority to set Mr. Ziman's compensation.

     In 1998, Mr. Ziman received an annual base salary of $330,000 pursuant to his employment agreement, as well as a performance based cash bonus of $247,500. In determining the amount of the cash bonus to Mr. Ziman, the Committee considered the overall performance of Arden Realty for 1998 as compared to other REITs. In addition, Mr. Ziman received an option exercisable for 422,000 Common Shares. The Committee believes that the option grant to Mr. Ziman in 1998 is consistent with the long-term performance objectives of Arden Realty, and is also consistent with the Committee's philosophy to link a substantial portion of the chief executive officer's compensation with the long-term value created for our stockholders. The options vest equally over two years, with the first half becoming exercisable one year from the date of grant.

     The Committee also reviews the individual performance level for other senior executives whose compensation is detailed in this Proxy Statement.

     Set forth below is a report of the Committee addressing our compensation policies for 1998.

OVERALL POLICY

     The key elements of our senior executive compensation program consist of base salary, cash bonuses and a long-term incentive opportunity. The program is intended to enable us to attract, motivate, and retain senior executives, by providing a fully competitive total compensation package based on both individual and corporate performance, taking into account both annual and long-term performance goals, and recognizing individual initiative and achievement. In the view of the Committee, the program fully satisfied those goals in 1998.

     The program employs cash incentives based upon performance and stock options with time vesting provisions. The Committee endorses the view that performance based annual cash compensation and stock-based long-term incentives aid in aligning management's and stockholders' interests and enhance value to stockholders. Accordingly, these elements play an important role in the total compensation packages for our executive officers.

ANNUAL COMPENSATION PROGRAM

     Annual total cash compensation for senior executives consists of base salary and performance based cash bonuses.

     Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executives, including a comparison to base salaries for comparable positions at other real estate companies.

     The amount of bonus awards are determined by evaluating the performance of the senior executive and our overall performance.

LONG-TERM INCENTIVE PROGRAM

     The long-term incentive program for senior executives consists of the use of stock options and restricted stock awards. In 1998, all of our senior executives participated in the long-term program and received stock options and two of our officers received restricted stock awards. The primary purpose of the program is to offer an incentive for the improvement of our long-term performance and promote growth in stockholder value.

     Options and restricted stock awards may be granted under the stock option program to our senior executives at the discretion of the Committee. The exercise price for all option shares granted to senior executives is the fair market value on the date of the grant. The issue price for restricted stock awards in 1998 was the fair market value on the date of the award.

     Annual compensation, restricted stock awards and stock options granted to our senior executive officers in 1998 are summarized in the Executive Compensation Table of this Proxy Statement.

                                          Compensation Committee

                                          Kenneth B. Roath, Chairman
                                          Peter S. Gold
                                          Steven C. Good

Date: April 14, 1999

     The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by Arden Realty under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

PERFORMANCE GRAPH

     As a part of the rules of the Securities and Exchange Commission (the "Commission") concerning executive compensation disclosure, we are obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on our Common Shares over a five year period. However, since our Common Shares have been publicly traded only since October 4, 1996, this information is provided from that date through December 31, 1998.

     The following line graph compares the change in our cumulative stockholder return on our Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from October 3, 1996, the effective date of our initial public offering, to December 31, 1998. The graph assumes the investment of $100 in Arden Realty and each of the indices on October 3, 1996 and, as required by the Commission, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

                                                      NAREIT INDEX             ARDEN REALTY, INC.             S&P 500 INDEX
                                                      ------------             ------------------             -------------
10/4/96                                                  100.00                      100.00                      100.00
12/31/96                                                 121.49                      122.10                      108.81
6/30/97                                                  130.67                      118.26                      144.09
12/31/97                                                 154.08                      143.67                      165.94
6/30/98                                                  144.35                      124.44                      206.39
12/31/98                                                 120.22                      115.69                      231.19

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Shares (or Common Shares for which limited partnership interests in the Operating Partnership ("OP Units") are exchangeable) as of December 31, 1998 for (1) each person known by us to be the beneficial owner of five percent or more of our outstanding Common Shares (or Common Shares for which OP Units are exchangeable), (2) each director and each Named Executive Officer and (3) our directors and officers as a group. Except as indicated below, all such Common Shares are owned directly, and the indicated person has sole voting and investment power.

                                                 NUMBER OF SHARES OF    PERCENTAGE OF COMMON
              NAME AND ADDRESS(1)                   COMMON SHARES       SHARES OUTSTANDING(2)
              -------------------                -------------------    ---------------------
Cohen & Steers Capital Management, Inc.........       7,235,500                 12.92%
  757 Third Avenue
  New York, NY 10017
Scudder Kemper Investments, Inc................       3,974,975                  6.37%
  345 Park Avenue
  New York, NY 10154
Franklin Resources, Inc........................       3,782,184                  6.10%
  777 Mariners Island Blvd.
  San Mateo, CA 94404
Richard S. Ziman...............................       2,095,305(3)               3.36%
Victor J. Coleman..............................       1,429,114(4)               2.29%
Diana M. Laing.................................         100,886(5)                  *
Andrew J. Sobel................................          87,970(6)                  *
Robert C. Peddicord............................           6,666(7)                  *
Carl D. Covitz.................................           8,333(7)                  *
Larry S. Flax..................................          18,333(8)                  *
Peter S. Gold..................................           4,000(9)
Steven C. Good.................................           9,933(10)                 *
Kenneth B. Roath...............................           9,333(8)                  *
All directors and officers as a group (16
  persons).....................................       3,843,006                  6.16%

---------------
  *  Less than one percent.

 (1) Unless otherwise indicated, the address for each of the persons listed is 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, CA 90025.

 (2) For Mr. Coleman, beneficial ownership of Common Shares is currently held 100% in the form of OP Units and exercisable stock options. In addition, amounts for individuals assume that all OP Units held by the person are exchanged for Common Shares and that none of the OP Units held by other persons are exchanged for Common Shares. Amounts for all directors and officers as a group assume all OP Units owned by directors and officers are exchanged for Common Shares.

 (3) Includes (a) 775,196 OP Units held by an entity in which Messrs. Ziman and Coleman have shared voting and investment power, of which OP Units Mr. Ziman disclaims beneficial ownership in the 40% of such OP Units in which he has no pecuniary interest, (b) 314,342 OP Units owned by Mr. Ziman, (c) 136,674 OP Units owned by a family partnership of Mr. Ziman, in which Mr. Ziman has shared voting and investment power and of which Mr. Ziman is a 20% general partner and disclaims beneficial ownership of the remaining 80% in which he has no pecuniary interests, (d) 353,212 OP Units held by entities of which Mr. Ziman is a 100% owner, and (e) 203,666 shares related to exercisable stock options.

 (4) Includes (a) 775,196 OP Units held by an entity in which Messrs. Ziman and Coleman have shared voting and investment power, of which OP Units Mr. Coleman disclaims beneficial ownership in the 60% of such OP Units in which he has no pecuniary interest, (b) 99,458 OP Units owned by an entity owned 100% by Mr. Coleman, (c) 341,126 OP Units owned of record by the Coleman Family Trust of which Mr. Coleman is the trustee with sole voting and disposition power, and (d) 213,334 shares related to exercisable stock options.

 (5) Includes 42,553 shares encumbered by a $1.0 million note payable to Arden Realty, and 53,333 shares related to exercisable stock options.

 (6) Includes 42,553 shares encumbered by a $1.0 million note payable to Arden Realty, and 41,667 shares related to exercisable stock options.

 (7) Represents shares related to exercisable stock options.

 (8) Includes 8,333 shares related to exercisable stock options.

 (9) These shares are owned of record by a family trust of which Mr. Gold is a co-trustee with shared investment and voting power.

(10) Includes 1,200 shares held in trust by the Good Swartz & Berns Pension Plan, 400 shares in Mr. Good's 401(k) plan with Good, Swartz & Berns and 8,333 shares related to exercisable stock options.

                    COMPLIANCE WITH FEDERAL SECURITIES LAWS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, "Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of our Common Shares and other equity securities of Arden Realty. Insiders are required by regulation of the Commission to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us or written representations that no other reports were required, during the year ended December 31, 1998, all Insiders complied with all Section 16(a) filing requirements applicable to them; however, compliance with such requirements by the following Insiders was late due to administrative oversight with respect to the filing by each of his or her Form 4: Jeffrey A. Berger; Daniel S. Bothe; Victor J. Coleman; Carl D. Covitz; Richard S. Davis; Larry S. Flax; Peter S. Gold; Steven C. Good; Diana M. Laing; Randy J. Noblitt; Robert C. Peddicord; Herber L. Porter; Kenneth B. Roath; Andrew J. Sobel; Brigitta B. Troy and Richard S. Ziman.

                             SHAREHOLDER PROPOSALS

     In order for stockholder proposals otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our Proxy Statement, they must be received by us at our principal office in Los Angeles, California, on or before December 16, 1999.

     In addition, if a stockholder desires to bring business (including director nominations) before our Year 2000 Annual Meeting that is or is not the subject of a proposal timely submitted for inclusion in our Proxy Statement, written notice of such business, as prescribed in our Bylaws, must be received by our Secretary between February 18, 2000 and March 19, 2000. For additional requirements, a stockholder may refer to our Bylaws, Section 12, "Nominations and Stockholder Business," a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our Bylaws, any proposal will be excluded from consideration at the meeting, regardless of any earlier notice provided in accord with SEC Rule 14a-8.

                                    AUDITORS

     Subject to its discretion to appoint alternative auditors if it deems such action appropriate, the Board of Directors has retained Ernst & Young, LLP as our auditors for the current fiscal year. The Board of Directors has been advised that Ernst & Young, LLP is independent with regard to Arden Realty within the meaning of the Securities Act and the applicable published rules and regulations thereunder. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

                           PROXY SOLICITATION EXPENSE

     The cost of soliciting proxies will be borne by Arden Realty. We will also request persons, firms and corporations holding shares beneficially owned by others to send proxy materials to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

April 14, 1999

                                          By Order of the Board of Directors

                                          /s/ DIANE M.LAING
                                          Diana M. Laing
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

                               ARDEN REALTY, INC.
                            11601 WILSHIRE BOULEVARD
                                  FOURTH FLOOR
                       LOS ANGELES, CALIFORNIA 90025-1740

                                   P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of Arden Realty, Inc., a Maryland Corporation, hereby appoints Richard S. Ziman and Victor J. Coleman, and each or either of them as proxies, with full power of substitution or resubstitution, to represent the undersigned and to vote all shares of Common Stock of Arden Realty, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Company to be held on May 18, 1999 and any and all adjournments in the manner specified.

    IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

(Continued and to be dated and signed on the reverse side.)


                                ARDEN REALTY, INC.
                                P.O. BOX 11414
                                NEW YORK, N.Y. 10203-0414

Proposal 1.  Election of Directors


The Board of Directors recommends a vote FOR Election of Directors.

     FOR the nominees listed below.      WITHHOLD AUTHORITY to vote for
                                           the nominees listed below.
                [ ]                                  [ ]


                NOMINEES: VICTOR J. COLEMAN AND RICHARD S. ZIMAN

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name above.)

 THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE
                           VOTED "FOR" PROPOSAL ONE.


Should any other matters requiring the vote of the Stockholders arise, the named proxies are authorized to vote the same in accordance with their best judgement in the interest of the Company. The Board of Directors is not aware of any other matter which is to be presented for action at the meeting other than the matters set forth herein.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Change of Address and or Comments Mark Here  [ ]

                    Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or other representative, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, please sign in full corporate name by President or other authorized officer.


                    Date:                            , 1999
                         ---------------------------

                         ---------------------------
                                 (Signature)

                         ---------------------------
                         (Signature if held jointly)

                          Votes must be indicated
                          [ ] in Black or Blue Ink.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)